Exhibit 99.1

CAPE BANCORP, INC. REPORTS

SECOND QUARTER 2013 RESULTS

Cape May Court House, New Jersey, July 23, 2013—Cape Bancorp, Inc. (“Cape Bancorp” or the “Company”) (NASDAQ: “CBNJ”), the parent company of Cape Bank (the “Bank”), announces its operating results for the three and six months ended June 30, 2013.

For the quarter ended June 30, 2013, Cape Bancorp reported net income of $1.6 million, or $0.13 per common and fully diluted share, and $3.1 million, or $0.25 per common and fully diluted share for the six months ended June 30, 2013. This compares to net income of $1.0 million, or $0.08 per common and fully diluted share for the second quarter of 2012, and $2.6 million, or $0.21 per common and fully diluted share for the six months ended June 30, 2012.

Michael D. Devlin, President and Chief Executive Officer of Cape Bancorp and Cape Bank, provided the following statement:

“Cape’s quarterly performance was very good and matched management’s expectations. Credit quality continued to improve and we were equally pleased to see loan growth for both our commercial and residential mortgage portfolios. The Bank’s loan pipeline is at record levels which we believe bodes well for continued loan growth in 2013.

“Credit quality continued to show improvement with the percentage of non-performing loans to total gross loans dropping to 1.90% at June 30, 2013, down from 2.67% at December 31, 2012 and 3.26% at June 30, 2012. All credit metrics improved again this quarter with the Adversely Classified Asset ratio at 25% compared to 30% at December 31, 2012 and 41% at June 30, 2012.

“We were also pleased that the stock repurchase plan was able to quickly complete the purchase of 5% of outstanding shares. We have announced the second buyback plan which will continue our efforts to prudently manage capital levels.”

The following are significant factors which contributed to the operating results of the comparative quarters and year-to-date:

•

The net interest margin was 3.74% for the three months ended June 30, 2013, an increase of 1 basis point from the three months ended June 30, 2012. Average interest-earning assets declined $3.4 million for the three months ended June 30, 2013 compared to the 2012 period while interest-bearing liabilities declined $28.2 million for the same period. For the six months ended June 30, 2013, the net interest margin was 3.76%, an increase of 3 basis points from the six months ended June 30, 2012. Average interest-earning assets declined $11.6 million for the six months ended June 30, 2013 compared to the 2012 period while interest-bearing liabilities declined $36.9 million during the same period. The yield on interest-earning assets declined 36 basis points to 4.37% for the six months ended June 30, 2013 compared to 4.73% for the same six month period a year ago, while the cost of interest-bearing liabilities declined 43 basis points to 0.71% for the six months ended June 30, 2013 compared to 1.14% for the 2012 six month period. The three and six months ended June 30, 2013 benefited from the previously disclosed debt extinguishment in the second quarter of 2012 and the further restructuring of debt in the third quarter of 2012.

•

Net gains on the sale of loans totaled $313,000 for the three months ended June 30, 2013, compared to $90,000 for the three months ended June 30, 2012. For the six months ended June 30, 2013, net gains on the sale of loans totaled $583,000 compared to $173,000 for the six months ended June 30, 2012.

•

Net gains on sales of investment securities totaled $774,000 for the three months ended June 30, 2012, compared to no gains for the three months ended June 30, 2013. Net gains on sales of investment securities totaled $290,000 and $962,000 for the six months ended June 30, 2013 and 2012, respectively.

•

The three months ended June 30, 2013 included net gains on the sale of OREO totaling $19,000 compared to net losses of $338,000 for the three months ended June 30, 2012. The six months ended June 30, 2013 included net gains on the sale of OREO totaling $40,000 compared to net losses of $301,000 for the six months ended June 30, 2012.

•

The loan loss provision for the three months ended June 30, 2013 totaled $313,000 compared to $1.2 million for the three months ended June 30, 2012. Loan charge-offs for the second quarter of 2013 were significantly lower and totaled $344,000 compared to $962,000 for the three months ended June 30, 2012. The loan loss provision totaled $610,000 and $1.8 million for the six month periods ended June 30, 2013 and 2012, respectively. Loan charge-offs totaled $841,000 for the six months ended June 30, 2013 compared to $2.0 million for the six months ended June 30, 2012.

•

Employment costs for the three and six months ended June 30, 2013 totaled $4.1 million and $8.0 million, respectively compared to $3.4 million and $6.9 million for the six months ended June 30, 2012, respectively. The increase in both the quarter and year-to-date periods is primarily attributable to incentive based compensation programs and the expansion of the commercial loan functions.

•

Loan related expenses (real estate taxes, insurance, legal and other) totaled $393,000 for the three months ended June 30, 2013 compared to $506,000 for the same period in 2012. For the six months ended June 30, 2013, loan related expenses totaled $734,000 compared to $1.2 million for the six months ended June 30, 2012.

•

The three and six months ended June 30, 2012 included a previously deferred gain of $425,000 on the sale of bank premises, a $325,000 gain on the sale of the Company’s merchant card business and a prepayment penalty of $921,000 related to the extinguishment of debt. There were no similar gains or losses for the three and six months ended June 30, 2013.

Cape Bancorp’s total assets at June 30, 2013 totaled $1.050 billion, an increase of $9.7 million from the December 31, 2012 level of $1.041 billion. This increase was primarily attributable to loan growth.

Total net loans increased $19.3 million to $733.7 million at June 30, 2013, from $714.4 million at December 31, 2012, for an annualized growth rate of 5.4%. This change resulted primarily from increases in commercial loans of $15.7 million and increases in mortgage loans totaling $6.3 million. Consumer loans declined $2.7 million. The allowance for loan losses totaled 1.32% of gross loans and 69.34% of non-performing loans at June 30, 2013. The Company’s Adversely Classified Asset Ratio at June 30, 2013 was 25% compared to 30% at December 31, 2012 and 41% at June 30, 2012.

At June 30, 2013, the Company had $14.1 million in non-performing loans, or 1.90% of total gross loans, a decrease from $19.4 million, or 2.67% of total gross loans at December 31, 2012, and $23.9 million, or 3.26% of total gross loans at June 30, 2012. Included in non-performing loans are troubled debt restructurings totaling $3.1 million at June 30, 2013 and $3.5 million at December 31, 2012, respectively.

Other real estate owned (“OREO”) increased $177,000 from $7.2 million at December 31, 2012 to $7.4 million at June 30, 2013, and consisted at June 30, 2013 of fourteen commercial properties and twenty-nine residential properties (including twenty-two building lots). During the quarter ended June 30, 2013, the Company added three commercial properties and four residential properties to OREO with an aggregate carrying value of $1.1 million. In addition, three commercial OREO properties and seven residential OREO properties with aggregate carrying values totaling $1.1 million were sold during the quarter ended June 30, 2013 with recognized net gains of $19,000.

At June 30, 2013, Cape Bancorp’s core deposits totaled $537.8 million, a decrease of $4.6 million from the December 31, 2012 level of $542.4 million. Interest-bearing checking accounts decreased $12.8 million while non-interest bearing checking accounts increased $8.8 million and savings accounts increased $279,000. Certificates of deposit totaled $252.8 million, an increase of $14.2 million from December 31, 2012. At June 30, 2013, deposits totaled $795.1 million compared to $784.6 million at December 31, 2012, an increase of $10.5 million.

Cape Bancorp’s total equity decreased $5.2 million to $145.6 million at June 30, 2013 from $150.8 million at December 31, 2012 which primarily resulted from a $4.5 million decrease related to the previously mentioned stock repurchase program, an increase of $2.9 million in the accumulated other comprehensive loss, partially offset by a net increase of $1.8 million (earnings less dividends declared). Tangible equity to tangible assets decreased to 11.95% at June 30, 2013 compared to 12.57% at December 31, 2012. At June 30, 2013, Cape Bank’s regulatory capital ratios for Tier I Leverage Ratio, Tier I Risk-Based Capital and Total Risk-Based Capital were 10.12%, 13.72% and 14.97%, respectively, all of which exceed well capitalized status.

CAPE BANCORP CONSOLIDATED

SELECTED FINANCIAL DATA

(unaudited)

	Six Months Ended		Three Months Ended
	6/30/2013	6/30/2012	6/30/2013	3/31/2013	6/30/2012
	(dollars in thousands, except per share data)
Statements of Income Data:
Interest income	$20,201	$22,224	$10,093	$10,108	$10,935
Interest expense	2,791	4,690	1,342	1,449	2,221

Net interest income	17,410	17,534	8,751	8,659	8,714
Provision for loan losses	610	1,841	313	297	1,168

Net interest income after provision for loan losses	16,800	15,693	8,438	8,362	7,546
Non-interest income	3,298	4,235	1,603	1,695	2,630
Non-interest expense	15,028	16,104	7,455	7,573	8,674

Income (loss) before income taxes	5,070	3,824	2,586	2,484	1,502
Income tax expense (benefit)	1,975	1,261	1,006	969	477

Net income (loss)	$3,095	$2,563	$1,580	$1,515	$1,025

Basic Earnings (loss) per share[1]	$0.25	$0.21	$0.13	$0.12	$0.08

Basic Average shares outstanding	12,390,837	12,421,292	12,287,513	12,495,367	12,426,617

Diluted Earnings (loss) per share[1]	$0.25	$0.21	$0.13	$0.12	$0.08

Diluted Average shares outstanding	12,425,116	12,423,049	12,321,791	12,512,522	12,428,458

Shares outstanding	12,853,615	13,313,011	12,853,615	13,344,776	13,313,011

Statements of Condition Data (Period End):
Investments	$166,965	$161,459	$166,965	$170,035	$161,459
Loans, net of allowance	$733,721	$721,491	$733,721	$720,648	$721,491
Allowance for loan losses	$9,786	$12,669	$9,786	$9,681	$12,669
Total assets	$1,050,540	$1,048,310	$1,050,540	$1,033,221	$1,048,310
Total deposits	$795,082	$789,918	$795,082	$778,454	$789,918
Total borrowings	$103,942	$104,016	$103,942	$97,901	$104,016
Total equity	$145,627	$148,250	$145,627	$151,346	$148,250
Statements of Condition Data (Average Balance):
Total interest-earning assets	$932,599	$944,178	$937,386	$927,760	$940,795
Total interest-bearing liabilities	$788,942	$825,829	$791,873	$785,979	$820,083
Operating Ratios:
ROAA	0.60%	0.49%	0.61%	0.60%	0.39%
ROAE	4.14%	3.48%	4.22%	4.06%	2.77%
Yield on Earning Assets	4.37%	4.73%	4.32%	4.42%	4.67%
Cost of Interest Bearing Liabilities	0.71%	1.14%	0.68%	0.75%	1.09%
Net Interest Margin	3.76%	3.73%	3.74%	3.79%	3.73%
Efficiency Ratio	72.61%	72.13%	72.06%	73.18%	72.39%
Capital Ratios:
Tier 1 Leverage Ratio	10.12%	9.71%	10.12%	10.42%	9.71%
Tier 1 Risk-Based Capital Ratio	13.72%	13.13%	13.72%	14.11%	13.13%
Total Risk-Based Capital Ratio	14.97%	14.39%	14.97%	15.36%	14.39%
Book Value	$11.33	$11.14	$11.33	$11.34	$11.14
Tangible Book Value	$9.55	$9.42	$9.55	$9.63	$9.42
Stock Price	$9.50	$8.31	$9.50	$9.16	$8.31
Price to Book Value	83.85%	74.60%	83.85%	80.78%	74.60%
Price to Tangible Book Value	99.48%	88.22%	99.48%	95.12%	88.22%
Quality Ratios:
Non-Performing Loans to Total Gross Loans	1.90%	3.26%	1.90%	2.46%	3.26%
Non-Performing Assets to Total Assets	2.09%	2.97%	2.09%	2.38%	2.97%
Texas Ratio (NPAs/Tangible Equity + ALLL)	16.59%	22.53%	16.59%	17.81%	22.53%
Allowance for Loan Losses to Non-Performing Loans	69.34%	52.92%	69.34%	53.79%	52.92%
Allowance for Loan Losses to Total Gross Loans	1.32%	1.73%	1.32%	1.33%	1.73%
Net Charge-Offs to Average Loans	0.19%	0.47%	0.11%	0.26%	0.47%

[1]	Earnings Per Share calculations use average outstanding shares which include earned ESOP shares.

Cape Bancorp, Inc.

Delinquency Summary

	6/30/2013			12/31/2012			6/30/2012
Period Ending:	Balances	% total loans	# Loans	Balances	% total loans	# Loans	Balances	% total loans	# Loans
31-59	$1,183,662	0.16%	7	$638,991	0.09%	7	$1,180,101	0.16%	13
60-89	469,075	0.06%	4	988,791	0.14%	10	1,261,433	0.17%	6
90+	11,540,856	1.55%	53	12,914,553	1.78%	70	23,363,747	3.18%	86

	13,193,593	1.77%	64	14,542,335	2.01%	87	25,805,281	3.51%	105
Non-Accrual Other	2,571,456	0.35%	13	6,454,745	0.89%	18	576,272	0.08%	5

Total Delinquency and Non-Accrual	$15,765,049	2.12%	77	$20,997,080	2.90%	105	$26,381,553	3.59%	110

Total Loans		$743,507,357			$724,247,596			$734,159,099

Days	CML	IL	ML	CML	IL	ML	CML	IL	ML
31-59	$437,447	$—	$746,215	$—	$106,781	$532,210	$133,360	$231,083	$815,658
60-89	—	118,367	350,708	517,065	218,869	252,857	572,902	33,675	654,856
90+	8,717,440	921,461	1,901,955	8,388,810	841,528	3,684,215	17,500,139	771,191	5,092,417

	9,154,887	1,039,828	2,998,878	8,905,875	1,167,178	4,469,282	18,206,401	1,035,949	6,562,931
Non-Accrual Other*	2,571,456	—	—	6,454,745	—	—	576,272	—	—

Total Delinquency by Type	$11,726,343	$1,039,828	$2,998,878	$15,360,620	$1,167,178	$4,469,282	$18,782,672	$1,035,949	$6,562,931

Total Loans by Type	$456,637,155	$43,929,293	$242,940,909	$440,921,598	$46,648,973	$236,677,025	$439,112,044	$46,885,757	$248,161,298

% of Total Loans in Type	2.57%	2.37%	1.23%	3.48%	2.50%	1.89%	4.28%	2.21%	2.64%

Total Delinquency and Non-Accrual		$15,765,049	2.12%		$20,997,080	2.90%		$26,381,553	3.59%

*	Non-Accrual Other means loans that are less than 90 days past due, that are classified by management as non-performing.

NOTE: Excluded from the table above are $856,000 of commercial loans classified as Loans Held for Sale all of which are over 90 days delinquent.

For further information contact Michael D. Devlin, President and Chief Executive Officer or Guy Hackney, Chief Financial Officer, Cape Bancorp: (609) 465-5600.

Forward Looking Statements

This press release discusses primarily historical information. However, certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Further information on factors that could affect Cape Bancorp’s financial results can be found in the filings listed below with the Securities and Exchange Commission.

SEC Form	Reported Period	Date Filed with SEC
10K	Year ended December 31, 2012	March 15, 2013
10Q	Quarter ended March 31, 2013	May 3, 2013